Calculation of Filing Fee Tables
S-8
MICROSOFT CORP
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.00000625 par value per share	Other	226,000,000	$ 486.29	$ 109,901,540,000.00	0.0001381	$ 15,177,402.68
Total Offering Amounts:						$ 109,901,540,000.00		$ 15,177,402.68
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 15,177,402.68
Offering Note
[1]	Note 1.A.: Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement on Form S-8 to which this exhibit relates shall also cover any additional shares of the common stock, $0.00000625 par value per share (the "Common Stock"), of Microsoft Corporation (the "Registrant") that become issuable with respect to the securities identified in the above table, by reason of any stock dividend, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments effected without receipt of consideration that increases the number of outstanding shares of Common Stock. Note 1.B.: The Amount Registered represents 226,000,000 shares of Common Stock reserved for issuance under the Microsoft Corporation 2026 Stock Plan, which was approved by the Registrant's shareholders on December 5, 2025 and will become effective on March 1, 2026. Note 1.C.: The Proposed Maximum Offering Price Per Unit and the Maximum Aggregate Offering Price have been estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, on the basis of the average of the high and low prices of the Common Stock as reported on The Nasdaq Stock Market on December 23, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A